EXHIBIT 10(J)

                    AMENDMENT TO RESORT CLUB INVENTORY TRUST

         THIS AGREEMENT, made and executed as of this 15th day of June, 1999, between RESORT CLUB, INC. a Delaware corporation ("Resort") with its principal offices at Route 94, Vernon, New Jersey and Comet Management, L.L.C., of 2 Craig Road, Vernon, New Jersey ("Trustee") and Resort Club Fulfillment Corporation, a Delaware corporation with its principal place of business at Route 94, Vernon, New Jersey (the "Manager").

                                   WITNESSETH

         WHEREAS, the simultaneously with the execution of this Agreement the parties have entered into a Trust Declaration creating the Resort Club Inventory Trust (the "Trust"); and

         WHEREAS, the Trust was established to hold legal title to the time share units both owned and rented by Resort as set forth thereunder; and

         WHEREAS, because of proper business considerations to effectively operate the time share business in relationship to the Trust it is deemed necessary to allow for substitutions of time share units of comparable value as time and circumstance may require and as proper; and

         WHEREAS, the parties have determined that it is in their mutual best interests to enter into this amendment of the Trust.

                                  NOW THEREFORE

         In consideration of the premises, the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which by each of the parties hereto is hereby acknowledged, each of the parties does for itself, its successors and assigns, agree as follows:

1. EFFECTIVE DATE. The term of this agreement shall be effective as of June 15, 1999..

2. SCOPE OF AGREEMENT. As of the Effective Date the Trust is hereby amended to provide that anything to the contrary notwithstanding as set forth under the Trust Resort shall have the right to substitute new time share units for those units specified in the inventory attached to the Trust subject to the following:

      a. Any substitution must be comparable as to value and rights of usage.

      b.      Any substitution must be of the same title characteristics i.e if

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              leased then only for a leased unit or if owned then only for a owned unit etc.

3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto. No amendment or modification hereof shall have any force or effect unless in writing and executed by all parties.

4. BINDING AFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, their heirs, executors, administrators, successors and assigns.

5. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

6. HEADINGS. The article headings contained in this Agreement are for reference only for the convenience of the parties. They shall not be deemed to constitute a part of this Agreement nor shall they alter or supersede the contents of the paragraphs themselves. 1.

7. COUNTERPARTS. This Agreement will be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.



WITNESS/ATTEST:                              RESORT CLUB, INC.


/s/  Edwina Sommerfield                      By:  /s/  Christina M. Riker
-------------------------                         ------------------------------
                                                  President

WITNESS/ATTEST:                              RESORT CLUB FULFILLMENT CORPORATION

/s/Edwina Sommerfield                        By: /s/Christina M. Riker
-------------------------                        -------------------------------
                                                 Manager

WITNESS/ATTEST                               COMET MANAGEMENT, L.L.C




                                             By: /s/John Davey
-------------------------                        -------------------------------

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